                                   EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-84346, 33-65187, 33-65181 and 33-65185) of The
Goodyear Tire & Rubber Company of our report dated June 25, 2004 relating to the financial statements of the Employee Savings Plan for Salaried Employees, which appears in this Form 11-K.


/s/ PRICEWATERHOUSECOOPERS LLP

Cleveland, Ohio
June 25, 2004